UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 8, 2008 (December 4, 2008)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 4, 2008, China Valves Technology, Inc. (the “Company”) appointed Mr. Qizhong Xiang as Chief Technology Officer of the Company.  Mr. Qizhong Xiang has over 25 years of experience in the valve industry. Since 1998, Mr. Xiang has been working in various positions for the Company’s subsidiary Zhengzhou Zhengdie Valve Co. Ltd. as a valve engineer, vice president of marketing and director of research and development. Prior to joining the Company, Mr. Xiang was a valve engineer for Hong Cheng Co. Ltd.

Concurrent with the appointment of Mr. Xiang, on and effective December 4, 2008, Mr. Zhiyuan Jia resigned as Chief Technology Officer of the Company.  Mr. Jia’s resignation is not in connection with any known disagreement with the Company on any matter.

No family relationship exists between Mr. Qizhong Xiang and any directors or executive officers of the Company.  In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Qizhong Xiang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 8.01.  OTHER EVENTS.

On December 4, 2008, the board of directors of the registrant adopted charters for the following committees: Audit Committee, Compensation Committee and Governance and Nominating Committee. Copies of the various charters are attached to this report as exhibits.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit	Description
10.1	China Valves Technology, Inc. Charter of Audit Committee adopted on December 4, 2008.
10.2	China Valves Technology, Inc. Charter of Compensation Committee adopted on December 4, 2008.
10.3	China Valves Technology, Inc. Charter of Governance and Nominating Committee adopted on December 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: December 8, 2008

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	China Valves Technology, Inc. Charter of Audit Committee adopted on December 4, 2008.
10.2	China Valves Technology, Inc. Charter of Compensation Committee adopted on December 4, 2008.
10.3	China Valves Technology, Inc. Charter of Governance and Nominating Committee adopted on December 4, 2008.